SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

PRESCIENT APPLIED INTELLIGENCE, INC.

f/k/a The viaLink Company
(Exact name of registrant as specified in its charter)

Delaware	000-21729	73-1247666
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

1247 Ward Avenue, Suite 200
West Chester, Pennsylvania 19380
(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 719-1600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
Amendment to Certificate of Incorporation
Series F Convertible Preferred Stock Purchase Agreement
Statement of Designation for Series E Convertible Preferred Stock
Statement of Designation for Series F Convertible Preferred Stock
Press Release

Explanatory Note: As of December 31, 2004, we effected a 1 for 20 reverse split of our common stock. All common share numbers in this report give effect to the reverse split.

Item 1.01 Entry into a Material Definitive Agreement

     On December 31, 2004, we entered into a stock purchase agreement (the “Series F Purchase Agreement”) with 20 accredited investors (the “Series F Purchasers”) providing for the issuance and sale to the Series F Purchasers of 150 shares of our Series F Convertible Preferred Stock at a price of $10,000 per share. Of the purchase price of $1.5 million, $1,150,000 was funded on December 31, 2004 and the remaining $350,000 was pre-funded prior to December 31, 2004. This transaction was contemplated by the Amended and Restated Agreement and Plan of Merger, dated as of May 24, 2004 (the “Merger Agreement”) described in more detail under Item 2.01 of this report. The completion of this transaction was also a condition precedent to the completion of the merger contemplated by the Merger Agreement (the “Merger”). The proceeds of this financing will be applied to fund costs associated with the Merger and general working capital needs of the combined company.

     Separately, we issued 125 shares of Series F Convertible Preferred Stock to the holders of secured notes (the “Secured Note Holders”) issued from May through August 2004 upon conversion of these notes. This conversion was also contemplated by the Merger Agreement.

     Shares of Series F Convertible Preferred Stock are convertible into shares of our common stock at an initial conversion price of $2.00 per share. If we are successful in completing a post-Merger equity financing that results in at least $3.0 million in gross proceeds (a “Qualified Financing”), the outstanding shares of Series F Convertible Preferred Stock will automatically be converted at 110% of their face value into the equity securities issued in the Qualified Financing. We also granted the Series F Purchasers demand and piggy back registration rights with respect to the common stock into which shares of Series F Convertible Preferred Stock may be converted.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On December 31, 2004, our previously announced Merger with Prescient Systems, Inc. (“Prescient”) was completed. As contemplated by the Merger Agreement, our wholly-owned subsidiary merged with and into Prescient. Pursuant to the Merger, we issued 11.9 million shares of our common stock, 745.55 shares of our Series E Convertible Preferred Stock, 27.44 shares of our Series F Convertible Preferred Stock and warrants to purchase an additional 1,125,000 shares of our common stock to the former shareholders of Prescient, which in the aggregate constitutes approximately 45% of the outstanding shares of each class of our capital stock after giving effect to the Merger. Shares of Series E and Series F Convertible Preferred Stock are convertible into shares of our common stock at an initial conversion price of $2.00 per share. The warrants that we issued in the Merger are exercisable at an initial exercise price of $2.00 per share.

Item 3.02 Unregistered Sales of Equity Securities

     Of the shares of our capital stock that we issued effective December 31, 2004, in connection with the Merger, 9.5 million shares of common stock, 677 shares of Series E Convertible Preferred Stock, 23 shares of Series F Convertible Preferred Stock and warrants to purchase an additional 946,000 shares of common stock (at an exercise price of $2.00 per share) were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption provided by Section 4(2) of the Securities Act and the regulations thereunder. Each of the recipients of these shares represented itself to be an “accredited investor” for purposes of the Securities Act and to be acquiring the shares for investment and not with a view to distribution. There was no public advertising or solicitation made. Further, each of these recipients had access to appropriate financial and operating information regarding the Company.

     On December 31, 2004, we issued shares of Series F Convertible Preferred Stock in a financing described in Item 1.01 of this report. These shares were issued without registration under the Securities Act pursuant to the exemption provided by Section 4(2) of the Securities Act and the regulations thereunder. Each of the Series F Purchasers and Secured Note Holders represented itself to be an “accredited investor” for purposes of the Securities Act and to be acquiring the shares for investment and not with a view to distribution. There was no public advertising or solicitation made. Further, each of the Series F Purchasers and Secured Note Holders had access to appropriate financial and operating information regarding the Company.

     We issued 50 shares of our Series F Convertible Preferred Stock to Burnham Hill Partners (a division of Pali Capital, Inc.) and their designees, in connection with Burnham Hill’s acting as our financial advisors in connection with the Merger and the Series F Purchase Agreement. Except as aforesaid, no underwriting discounts or commissions were paid by us in connection with the issuance of shares of equity securities.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     As contemplated by the Merger Agreement, Brian Carter, Jimmy Wright and Jerry Walker resigned from our board of directors; and Robert Noe (our principal executive officer) and Brian Carter (our principal financial and accounting officer) resigned as officers and employees of the Company, all effective as of December 31, 2004.

     Effective December 31, 2004, Jane F. Hoffer, Mary Lou Fox and Michael A. DiPiano were elected as directors to fill the vacancies created by the resignations of existing directors. We also increased the size of the board from six persons to seven, and elected Daniel W. Rumsey to fill the vacancy created thereby. At such time, the newly constituted board elected Jane F. Hoffer and Stan Szczygiel as the new President/CEO and Vice President/CFO of the Company.

     Set forth below is certain biographical information regarding our new directors and principal officers:

     Jane F. Hoffer, 39, is president, chief executive officer, a member of the board of directors, and a founder of Prescient, having led the management buyout from Lucas, Bear and Associates, Inc. in December 1996. She has led the transition of Prescient from a forecasting and inventory planning software company to a provider of comprehensive, solutions for complete supply chain planning in the consumer products industry.

     As CEO of Lucas, Bear and Associates, Inc., Ms. Hoffer was responsible for key partnerships with industry leaders, guiding the transition of Prescient’s products to client/server technology, and expanding sales and marketing efforts. Prior to joining Lucas, Bear and Associates, Inc., Ms. Hoffer worked with the sales and marketing group of IBM Corp., specializing in providing solutions for process and manufacturing companies.

     Ms. Hoffer is a summa cum laude graduate of Texas A&M University, holding a bachelor’s of science degree in electrical engineering. Ms. Hoffer has served on the Board of Trustees of the Albert Einstein Healthcare Network since 2002, and is actively involved in both the Strategic Planning and Physician Services subcommittees. Ms. Hoffer is also a member of the Forum of Executive Women. She represents Prescient at RILA (Retail Industry Leaders Association), VCF (Vendor Compliance Federation), PLMA (Private Label Manufacturer’s Association), and NACDS (National Association of Chain Drug Stores).

     Mary Lou Fox, 61, is currently president of Fox Supply Chain Consulting. Ms. Fox is a recognized expert in supply chain management and has broad experience in the software and services industry. Her career at Manugistics spanned the growth of Prescient from the beginning of its supply chain business through 1999, where Ms. Fox built the consulting services business as well as serving in executive positions in marketing and product development. Most recently, Ms. Fox was chief operating officer at NextLinx, a global trade software company. Ms. Fox is also on the faculty and Board of Advisors at the Executive Center for Supply Chain and Logistics Management, Schulich School of Business, York University, Toronto.

     In addition to her reputation as a business leader, Ms. Fox is well known for her supply chain management expertise as a frequent speaker at Council of Logistics Management and APICS annual conferences and an author of numerous articles in industry publications. Pennsylvania State University recognized Ms. Fox as its Logistician of the Year in 1995 and Syracuse University awarded its Salzburg Medallion Concept Award in 1998 for her leadership in defining supply chain management applications.

     Michael A. DiPiano, 46, is a Managing Partner of NewSpring Ventures. Prior to joining NewSpring, he was Chairman of Maxwell Systems, a venture-funded e-commerce company. He also co-founded four additional venture backed startups, including MessageLink, HR Division, Alliance One, and Vytek Wireless. From 1996 until 1998, Mr. DiPiano was affiliated with Safeguard Scientifics, Inc. and its related venture funds, serving in high-level management positions, and working on investment matters with several of their wireless and IT related companies. He is a Director of Ecount, Maxwell Systems, MessageLink, HR Division, Ripple Technologies, Vytek Wireless, and University City Science Center. Mr. DiPiano received a B.S. degree from Pennsylvania State University and an M.B.A. from New York University.

     Daniel W. Rumsey, 43, is currently Vice President, General Counsel and Acting Chief Financial Officer of P-Com, Inc. Prior to joining P-Com, Mr. Rumsey was Vice President and General Counsel of Knowledge Kids Network, Inc., a multi-media education company. Prior to joining Knowledge Kids Network, Inc., Mr. Rumsey was the President and General Counsel of Aspen Learning Systems and NextSchool, Inc., which he joined in February 1997. Mr. Rumsey sold Aspen Learning Systems and NextSchool to Knowledge Kids Network in 1999. Mr. Rumsey has an extensive legal and finance background, dating back to 1987 when he served as a staff attorney in the U.S. Securities and Exchange Commission’s Division of Corporation Finance. He has also served as Assistant General Counsel for Terra Industries, Inc. and Associate General Counsel and Corporate Secretary of EchoStar Communications Corporation. Mr. Rumsey received his J.D. from the University of Denver College of Law in 1985, and his B.S. from the University of Denver in 1983.

     Stan Szczygiel, 51, joined Prescient in July 2004 and served as its Chief Financial Officer through the date of the Merger. Prior to joining Prescient, Mr. Szczygiel was Managing Director at Acquisition Management Services, Inc., a mergers and acquisition advisor to both companies and individuals Mr. Szczygiel joined Acquisition Management Services in 2000. From 1994 through 1999 Mr. Szczygiel was the Vice President of Finance and Chief Financial Officer for Apogee, Inc, a physician management company for mental heath providers.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

     As contemplated by the Merger Agreement, we amended our articles of incorporation (i) to provide for the change in our corporate name from “The viaLink Company” to “Prescient Applied Intelligence, Inc.” and (ii) to reflect the 1 for 20 reverse split of our common stock, each effective as of December 31, 2004.

Item 8.01 Other Events

     On January 3, 2005, we issued a press release announcing the completion of the Merger.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

     Incorporated herein by reference (pages F-1 through F-22) from our registration statement on Form S-4 filed with the SEC (file no. 333-118735).

(b)	Pro Forma Financial Information

     Incorporated herein by reference (pages 61 through 66) from our registration statement on Form S-4 filed with the SEC (file no. 333-118735)

(c)	Exhibits

3.1	Amendment to Certificate of Incorporation
4.1	Series F Convertible Preferred Stock Purchase Agreement
4.2	Statement of Designation for Series E Convertible Preferred Stock
4.3	Statement of Designation for Series F Convertible Preferred Stock
99.1	Press release dated January 3, 2005

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESCIENT APPLIED INTELLIGENCE, INC.
Date: January 4, 2005	By:	/s/ Stan Szczygiel.
Vice President and
Chief Financial Officer